Exhibit 10.01

Exhibit Index

10.01 Note by Registrant in favor of Lake Forest Bank and Trust, dated April 30, 2020

U.S Small Business Administration Note

SBA Loan #	73194672-03
SBA Loan Name	BAB Systems, Inc.
Date	Apr 30, 2020
Loan Amount	228,155.00
Interest Rate	1.00% fixed
Borrower	BAB Systems, Inc.
Lender	Lake Forest Bank & Trust Company, N.A.

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of 228,155.00                      , interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“ Loan” means the loan evidenced by this Note.

“ Loan Documents” means the documents related to this loan signed by Borrower.

“ SBA” means the Small Business Administration, an Agency of the United States of America.

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this Loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this Loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this Loan:

a.	Payroll costs;
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation);
c.	Any payment on a covered rent obligation; or
d.	Any covered utility payment.

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

Maturity: This Note will mature two years from date of first disbursement of this Loan.

Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

For any amounts that remain owing on this Note as of the date that is six (6) months from the date of this Note, Borrower must pay principal and interest payments, beginning seven (7) months from the month this Note is dated, in such amount as is required to fully amortize the unpaid balance of this Note over the remaining term of eighteen (18) months. Payments must be made on the same calendar day as the day this Note is dated in the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

F.	Fails to pay any taxes when due;

G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H.	Has a receiver or liquidator appointed for any part of their business or property;

I.	Makes an assignment for the benefit of creditors;

J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrowers’ ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower; or

C.	Take any action necessary to collect amounts owing on this Note.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Release anyone obligated to pay this Note;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan; or

C.	Take any action necessary to collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. ender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

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8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes the successors of Borrower, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	Borrower waives all suretyship defenses.

B.     Borrower must sign all documents necessary at any time to comply with the Loan Documents.

C.     Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

E.	If any part of this Note is unenforceable, all other parts remain in effect.

F.	To the extent allowable by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10.	PAYROLL PROTECTION PROGRAM PROVISIONS:

A.	Payment, as set forth in Section 3 above, shall be deferred as prescribed by the CARES Act.

B.	Interest on the Loan will accrue as described in Section 3 for the duration of any deferral.

C.	Borrower may apply for forgiveness of certain amounts under this Note as set forth in the CARES Act.

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By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

 BAB Systems, Inc.

By:

Name: Geraldine Conn

Its:      Chief Financial Officer

By:

Name:

Its:

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